UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ING Groep N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Bijlmerdreef 106
1102 CT Amsterdam
The Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
$750,000,000 4.858% Callable Fixed-to-Floating	New York Stock Exchange
Rate Senior Notes due 2029
$1,000,000,000 5.066% Callable Fixed-to-Floating	New York Stock Exchange
Rate Senior Notes due 2031
$1,000,000,000 5.525% Callable Fixed-to-Floating	New York Stock Exchange
Rate Senior Notes due 2036
$750,000,000 Callable Floating Rate Senior Notes	New York Stock Exchange
due 2029

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement file number to which this form relates:

333-266516

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The titles of each class of securities to be registered hereby are: (i) “4.858% Callable Fixed-to-Floating Rate Senior Notes due 2029” (the “2029 Notes”), (ii) “5.066% Callable Fixed-to-Floating Rate Senior Notes due 2031” (the “2031 Notes”), (iii) “5.525% Callable Fixed-to-Floating Rate Senior Notes due 2036” (the “2036 Notes”) and (iv) “Callable Floating Rate Senior Notes due 2029” (the “Floating Rate Notes” and, together with the 2029 Notes, the 2031 Notes and the 2036 Notes, the “Securities”). The description of the Securities is incorporated by reference to the description that appears under the caption “Description of Debt Securities” in the Prospectus, dated as of August 19, 2022, included within the Registrant’s registration statement on Form F-3 (File No. 333-266516) (the “F-3”), as supplemented by the information under the caption “Description of Notes” in the prospectus supplement dated March 18, 2025 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). Any form of the prospectus or the prospectus supplement that includes such description that is subsequently filed by the Registrant as part of an amendment to the F-3 or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference into this Registration Statement and deemed to be a part hereof.

Item 2.	Exhibits.

1.

Indenture, dated as of March 29, 2017, between the Company and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”) (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on March 29, 2017).

2.

The Fourth Supplemental Indenture, dated as of April 1, 2021 between the Company and the Trustee (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on April 1, 2021).

3.

The Sixth Supplemental Indenture, dated as of September 11, 2023 between the Company and the Trustee (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on September 11, 2023).

4.

The Eighth Supplemental Indenture, dated as of March 25, 2025 between the Company and the Trustee (incorporated by reference from Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the Commission on March 25, 2025).

5.	Form of 4.858% Callable Fixed-to-Floating Rate Senior Notes due 2029 (incorporated by reference from Exhibit 4.2 to the Registrant’s report on Form 6-K filed with the Commission on March 25, 2025).

6.	Form of 5.066% Callable Fixed-to-Floating Rate Senior Notes due 2031 (incorporated by reference from Exhibit 4.3 to the Registrant’s report on Form 6-K filed with the Commission on March 25, 2025).

7.	Form of 5.525% Callable Fixed-to-Floating Rate Senior Notes due 2036 (incorporated by reference from Exhibit 4.4 to the Registrant’s report on Form 6-K filed with the Commission on March 25, 2025).

8.	Form of Callable Floating Rate Senior Notes due 2029 (incorporated by reference from Exhibit 4.5 to the Registrant’s report on Form 6-K filed with the Commission on March 25, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ING Groep N.V.

Date: March 25, 2025	By:	/s/ K.I.D. Tuinstra
	Name:	K.I.D. Tuinstra
	Title:	Authorized signatory

	By:	/s/ P.G. van der Linde
	Name:	P.G. van der Linde
	Title:	Authorized signatory